UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 17, 2019

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2103 CityWest Blvd., Bldg. 4, Suite 800 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(346) 241-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 17, 2019, American Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and its general partner, American Midstream GP, LLC, a Delaware limited liability company (the “Partnership GP”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Anchor Midstream Acquisition, LLC, a Delaware limited liability company (“Parent”), Anchor Midstream Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), and High Point Infrastructure Partners, LLC, a Delaware limited liability company (“HPIP”), pursuant to which Merger Sub will merge with and into the Partnership, with the Partnership surviving as a direct wholly owned subsidiary of the Partnership GP and Parent (the “Merger”).

Under the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding Common Unit (as defined in the Partnership’s Fifth Amended and Restated Agreement of Limited Partnership, dated April 25, 2016 (as amended, the “Partnership Agreement”)) of the Partnership, other than those held by Parent and its affiliates, will be converted into the right to receive $5.25 per Common Unit in cash without any interest thereon (the “Merger Consideration”). The Incentive Distribution Rights (as defined in the Partnership Agreement) in the Partnership issued and outstanding immediately prior to the effective time of the Merger shall, as a result of the merger, automatically be canceled and cease to exist, with no consideration delivered in respect thereof. The Common Units held by Parent and its affiliates and the General Partner Interest (as defined in the Partnership Agreement) issued and outstanding immediately prior to the effective time of the Merger shall be unaffected by the Merger and shall remain outstanding. In connection with entry into the Merger Agreement and to provide financing for the Merger Consideration, ArcLight Energy Partners Fund V, L.P. (“ArcLight”), entered into a $204 million binding equity commitment letter with Parent.

The Conflicts Committee (the “Conflicts Committee”) of the Board of Directors of the Partnership GP (the “GP Board”) has (i) determined that the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, are in the best interests of the Partnership and the Partnership’s unaffiliated unitholders, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iii) recommended that the GP Board approve the Merger Agreement, the consummation of the transactions contemplated thereby, including the Merger. The GP Board (acting in part based upon the recommendation of the Conflicts Committee) has (i) determined that each of the Merger, the Merger Agreement and the transactions contemplated thereby is in the best interests of the Partnership and the Partnership’s unaffiliated unitholders, (ii) approved the Merger Agreement, the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and (iii) directed the Merger Agreement, and the transactions contemplated thereby, including the Merger, be submitted to a vote of Limited Partners (as defined in the Partnership Agreement) pursuant to the Partnership Agreement, and authorized the approval of the Merger Agreement, and the transactions contemplated thereby, including the Merger, by the Limited Partners be taken without a meeting, without a vote and without prior notice, pursuant to and on the conditions set forth in the Partnership Agreement.

Immediately prior to the execution of the Merger Agreement, Parent, on behalf of ArcLight and its affiliates, delivered to the Partnership a written consent adopting the Merger Agreement and approving the transactions contemplated thereby, including the Merger, by a Unit Majority (as defined in the Partnership Agreement) of the Limited Partners constituting a Partnership Unitholder Approval (as defined in the Partnership Agreement).

The Merger Agreement contains customary representations and warranties from the parties, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of business during the interim period between the execution of the Merger Agreement and the effective time of the Merger and (2) the obligation to use commercially reasonable efforts to cause the Merger to be consummated.

Completion of the Merger is subject to certain customary conditions, including, among others: (1) expiration or termination of applicable waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act; (2) there being in effect, or sought by a governmental authority, no law or injunction prohibiting consummation of the transactions contemplated under the Merger Agreement or other legal restraint in effect; (3) subject to specified materiality standards, the accuracy of certain representations and warranties of the other party; (4) compliance by the other party in all material respects with its covenants and obligations under the Merger Agreement; (5) with respect to Parent and Merger Sub’s obligations, there not having been a Partnership Material Adverse Effect (as defined in the Merger Agreement); (6) with respect to Parent and Merger Sub’s obligations, the consent of the lenders under the Partnership’s existing credit facility to the Merger Agreement and the transactions contemplated thereby and certain other modifications to the Partnership’s existing credit facility (the “Credit Facility Modifications”); and (7) with respect to Parent and Merger Sub’s obligations, the Partnership’s delivery prior to April 30, 2019 of audited financial statements of the Partnership to the lenders under the Partnership’s existing credit facility. Additionally, in order to complete the Merger, the Partnership will file with the SEC and furnish to the Partnership’s unitholders an information statement and other relevant documents, including a Schedule 13E-3. The SEC may review these documents and any review by the SEC may affect the timing of the completion of the Merger.

The closing of the transactions contemplated by the Merger Agreement are to occur on the third business day after the satisfaction or waiver of the conditions to the Merger provided in the Merger Agreement (other than the conditions that by their nature are to be satisfied at the closing of the Merger); however, without Parent’s written consent, the closing may not occur prior to May 17, 2019.

The Merger Agreement provides for certain termination rights for both Parent and the Partnership, including (i) by the mutual written agreement of the Partnership (duly authorized by the Conflicts Committee) and Parent (duly authorized by the manager of Parent); (ii) by either Parent or the Partnership, if (A) the Merger has not been consummated on or before July 31, 2019 (the “Outside Date”) or (B) the Partnership shall not have received the Credit Facility Modifications on or before April 8, 2019; (iii) by Parent, if (A) the Conflicts Committee makes an adverse change to its recommendation in favor of adopting the Merger Agreement, (B) under certain conditions, there has been a material breach by the Partnership or the Partnership GP of any of their respective representations, warranties, or covenants set forth in the Merger Agreement that is not cured or capable of being cured within the earlier of 30 days of notice of such breach or the Outside Date, or (C) prior to Closing there is a legal restraint in effect or being sought by a governmental authority; and (iv) by the Partnership, if (A) under certain conditions, there has been a material breach by Parent, HPIP, or Merger Sub of any of their respective representations, warranties, or covenants set forth in the Merger Agreement that is not cured or capable of being cured within the earlier of 30 days of notice of such breach or the Outside Date, (B) there is a legal restraint in effect or being sought by a governmental authority or other legal restraint in effect, or (C) under certain conditions, the Partnership and the Partnership GP have confirmed by irrevocable written notice to Parent that each is ready, willing and able to consummate the Merger, certain closing conditions are satisfied and will remain satisfied, and Parent fails to consummate the transactions contemplated by the Merger Agreement within 5 business days of such notice. The Merger Agreement provides that upon termination of the Merger Agreement by the Partnership under certain circumstances, Parent will be obligated to pay the Partnership a termination fee equal to $12,000,000, which termination fee is guaranteed by ArcLight. The Merger Agreement also provides that upon termination of the Merger Agreement by Parent under certain circumstances, the Partnership will be obligated to reimburse Parent for its expenses in an amount not to exceed $3,500,000. Additionally, the Merger Agreement provides that the parties to the Merger Agreement shall be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the provisions of the Merger Agreement, including, to cause Parent to fund its equity financing commitment, under certain circumstances.

The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated into this Item 1.01 by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about Parent, the Partnership or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Parent, the Partnership or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Parent’s or the Partnership’s public disclosures

Item 7.01 Regulation FD Disclosure

On March 18, 2019, the Partnership issued a press release announcing the entry into the Merger Agreement. A copy of the press release covering such announcement and certain other matters is attached hereto as Exhibit 99.1.

The information in this Item 7.01 (including the exhibits referenced therein) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as specifically identified therein as being incorporated by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements related to the Partnership’s expectations distributions. We have used the words “expect,” “intend,” “may,” “would,” “plan” and similar terms and phrases to identify forward-looking statements. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the information included in our public disclosures and the risk factors described in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on April 9, 2018, and our other filings with the SEC. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. We undertake no obligation to update such statements for any reason, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated March 17, 2019 by and among American Midstream Partners, LP, American Midstream GP, LLC, Anchor Midstream Acquisition, LLC, Anchor Midstream Merger Sub, LLC, and High Point Infrastructure Partners, LLC

99.1	Press Release, dated March 18, 2019

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 18, 2019	AMERICAN MIDSTREAM PARTNERS, LP

	By:	AMERICAN MIDSTREAM GP, LLC
its General Partner

	By:	/s/ Eric Kalamaras
		Name:	Eric Kalamaras
		Title:	Senior Vice President and Chief Financial Officer

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